For Immediate Release

Contact: Andrew M. O’Shea Secretary 860.298.0444 aoshea@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Nasdaq Confirms Moscow CableCom Has Cured Filing Delinquency

Confirms Delisting Process Has Been Terminated

New York, NY – May 9, 2007 – Moscow CableCom Corp. (NASDAQ: MOCC) reported today that it has received notice from The Nasdaq Stock Market that the previously announced filing delinquency, resulting from the failure to file the Company's annual report for the year ended December 31, 2006 within the required time frame, has been cured and the de-listing procedure has been terminated by Nasdaq.  As previously announced, the 2006 annual report was filed on Form 10-K on May 4, 2007.

Also as previously announced, the Company entered into an Agreement and Plan of Merger and related financing agreements on February 21, 2007, pursuant to which Renova Media Enterprises Ltd., the Company’s largest stockholder, would acquire all of the equity interests of the Company which it does not directly own for $12.90 per share of common stock and would provide interim financing to the Company pending consummation of the merger.  The consummation of the merger is subject to the satisfaction of certain conditions set forth in the merger agreement. The descriptions of the merger agreement and the related financing agreements in this press release are qualified by the terms and conditions of these agreements which were filed with the Company’s Current Report on Form 8-K on February 23, 2007

About Moscow CableCom

Moscow CableCom Corp (NASDAQ: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network, the largest high-speed cable network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.com

Availability of Information Regarding the Proposed Merger with Renova Media

In connection with the proposed merger, the Company filed a preliminary Information Statement with the Securities Exchange Commission (“SEC”) on May 4, 2007. In addition, the Company and Renova Media filed with the SEC a Transaction Statement on Schedule 13E-3 on May 4, 2007. The parties will also make certain other SEC filings regarding the transaction. These filings contain and future filings will contain important information about the transaction. The Company and Renova Media urge investors to read these filings and to read future filings when they become available. Copies of these filings will be available, free of charge, on the SEC’s website (www.sec.gov).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended including, but not limited to those regarding the merger between the Company and Renova Media Enterprises, and the bridge facility agreement among the Company, ZAO ComCor-TV, and RME Finance. All forward-looking statements contained in this press release are subject to various risks and uncertainties that could materially affect these matters including, without limitation, the risk that the transaction contemplated by the merger agreement will not be consummated on the terms announced or at all. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements also relate to our future business and financial performance, including AKADO's development, its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and our ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including the lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable TV and internet services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our annual report on Form 10-K for the year ended December 31, 2006 and other public filings made by us with the Securities and Exchange Commission (“SEC”), which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release or any of our related public filings with the SEC, or to make corrections to reflect future events or developments.